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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 21, 2004

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                                 Horizon Bancorp
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             (Exact Name of Registrant as Specified in Its Charter)

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
                      Indiana                                    000-10792                           35-1562417
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(State or Other Jurisdiction of Incorporation)        (Commission File Number)         (IRS Employer Identification No.)
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515 Franklin Square, Michigan City, Indiana                        46360
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  (Address of Principal Executive Offices)                       (Zip Code)

                                 (219) 879-0211
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

INTRODUCTION

      On October 21, 2004, Horizon Bancorp ("Horizon") entered into several agreements providing for the private placement of $10,000,000 in Floating Rate Preferred Securities (the "Preferred Securities"). The Preferred Securities were issued by Horizon's newly formed Delaware trust subsidiary, Horizon Bancorp Capital Trust II (the "Trust"), to NBC Capital Markets Group, Inc. (the "Purchaser"). The proceeds of the Preferred Securities sale were used by the Trust to purchase Floating Rate Subordinated Debt Securities (the "Debentures") from Horizon pursuant to an Indenture (the "Indenture") between Horizon and Wilmington Trust Company as trustee (the "Trustee").

      The Preferred Securities will mature in 30 years and initially bear interest at the rate of 4.05% per annum. The rate will adjust quarterly to three-month LIBOR plus 1.95%. Interest on the Preferred Securities is payable quarterly in arrears each February 23, May 23, August 23 and November 23. Horizon may redeem the trust preferred securities, in whole or in part, on or after November 23, 2009, or earlier upon the occurrence of certain events.

      The proceeds of the offering qualify as Tier 1 capital for bank regulatory purposes, up to 25% of total Tier 1 capital. Any amounts that do not qualify as Tier 1 capital will qualify as Tier 2 capital. Horizon expects to use the net proceeds from the offering for general corporate purposes, including providing funding for new market expansion and leveraging the additional Tier 1 capital through expansion of its investment portfolio.

      The principal agreements Horizon entered into in connection with this transaction are briefly described below.

PLACEMENT AGREEMENT

      Horizon and the Trust entered into a Placement Agreement (the "Placement Agreement") with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), which provided Sandler O'Neill with the exclusive right to sell the Preferred Securities to the Purchaser for $10,000,000. No commission or placement fee was paid by Horizon or the Trust to Sandler O'Neill for its services under the Placement Agreement.

      The Placement Agreement contains certain customary representations and warranties of Horizon and the Trust which survive the initial sale of the Preferred Securities. The Placement Agreement also provides for indemnification of Sandler O'Neill, the Purchaser and each of their affiliates against specified losses, claims, damages and liabilities related to the transaction.

AMENDED AND RESTATED DECLARATION OF TRUST

      The Amended and Restated Declaration of Trust (the "Declaration of Trust") describes the rights and obligations of Horizon, as the holder of all of the common securities of the Trust (the "Common Securities"), and the rights and obligations of the holders of the Preferred Securities. The Declaration of Trust provides for distributions to be paid on the Preferred Securities and the Common Securities, based on the liquidation amount of the outstanding Preferred and Common Securities, at the same rates and times as interest is payable on the Debentures. As a result, distributions will only be paid with respect to the Preferred Securities if

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Horizon makes the corresponding interest payment with respect to the Debentures.
Maturity, redemption, and acceleration features for the Preferred Securities are the same as those of the Debentures.

      Under the Indenture (described below), Horizon has the option, as long as it is not in default under the Indenture, at any time, to defer the payment of interest on the Debentures for up to twenty consecutive quarterly interest payment periods. If payments are deferred on the Debentures, the distributions required to be made with respect to the Preferred Securities will also be deferred. During any such deferral period, or while an event of default exists under the Indenture, Horizon will be subject to various restrictions which are described below with respect to the Indenture.

      Payment of distributions with respect to the Common Securities is subordinated to the payment of such amounts on the Preferred Securities.

INDENTURE

      The Indenture describes the rights and obligations of the Trust and the Trustee, as the holder of all of the Debentures, and certain rights and obligations of the holders of the Preferred Securities. The Debentures bear interest at the same rate as the Preferred Securities, and interest is payable on the same dates as interest is payable with respect to the Preferred Securities.

      Under the Indenture, Horizon has the option, as long as it is not in default under the Indenture, at any time and from time to time, to defer the payment of interest on the Debentures for up to twenty consecutive quarterly interest payment periods. During any such deferral period, or while an event of default exists under the Indenture, Horizon may not declare or pay dividends or distributions on, redeem, or make a liquidation payment with respect to, any of its capital stock, or make payments of principal, interest or premium on, or repay or repurchase, any other debt securities that rank equal or junior to the Debentures.

      The Debentures mature 30 years after their date of issuance, and can be redeemed in whole or in part by Horizon, at any time after November 23, 2009. Horizon may also redeem the Debentures upon the occurrence of a "capital disqualification event," an "investment company event" or a "tax event" as defined in the Indenture. The payment of principal and interest on the Debentures is subordinate and subject to the right of payment of all "Senior Indebtedness" of Horizon as described in the Indenture.

GUARANTEE AGREEMENT

      Horizon, as Guarantor, entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantor Trustee, for the benefit of the holders of the Preferred Securities. Pursuant to the Guarantee Agreement, Horizon unconditionally agreed to pay to the holders of the Preferred Securities all amounts becoming due and payable with respect to the Preferred Securities, to the extent that the Trust has funds available for such payment at the time. Horizon's guarantee obligation under the Guarantee Agreement is a general unsecured obligation of Horizon and is subordinate and junior in right of payment to all of Horizon's Senior Indebtedness.

      The Guarantee Agreement also requires Horizon to indemnify and hold harmless the Guarantee Trustee from losses, damages, and other liabilities in connection with its service as Guarantee Trustee. In the event Horizon elects to defer payments with respect to the Debentures,

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or while an event of default exists under the Guarantee Agreement, Horizon will be subject to the same restrictions which arise in similar situations under the Declaration of Trust.

PRESS RELEASE

      On October 22, 2004, Horizon issued a press release regarding the issuance of the Preferred Securities. A copy of the press release is filed as Exhibit
99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (C) EXHIBITS

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
EXHIBIT NO.                                  DESCRIPTION
   1.1 Placement Agreement, dated October 21, 2004, among Horizon Bancorp, Horizon Bancorp Capital Trust II and Sandler O'Neill & Partners, L.P.

   4.1 Indenture, dated as of October 21, 2004, between Horizon Bancorp and Wilmington Trust Company.

   4.2 Amended and Restated Declaration of Trust of Horizon Bancorp Capital Trust II, dated as of October 21, 2004.

   10.1        Guarantee Agreement of Horizon Bancorp, dated as of October 21,
               2004.

   99.1 Press Release issued October 22, 2004, regarding issuance of floating rate preferred securities.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

   Date: October 26, 2004                          Horizon Bancorp

                                                   By: /s/ James H. Foglesong,
                                                       -------------------------
                                                       James H. Foglesong,
                                                       Chief Financial Officer

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                                  EXHIBIT INDEX

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
EXHIBIT NO.                                   DESCRIPTION                                LOCATION
    1.1          Placement Agreement, dated October 21, 2004, among Horizon Bancorp,     Attached
                 Horizon Bancorp Capital Trust II and Sandler O'Neill & Partners, L.P.

    4.1          Indenture, dated as of October 21, 2004, between Horizon Bancorp and    Attached
                 Wilmington Trust Company.

    4.2          Amended and Restated Declaration of Trust of Horizon Bancorp Capital    Attached
                 Trust II, dated as of October 21, 2004.

   10.1          Guarantee Agreement of Horizon Bancorp, dated as of October 21, 2004.   Attached

   99.1          Press Release issued October 22, 2004, regarding issuance of floating   Attached
                 rate preferred securities.
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